SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2002 (June 10, 2002)

Gray Communications Systems, Inc. Capital Accumulation Plan

(Exact name of registrant as specified in its charter)

Georgia	333-17773 and 33-84656	58-0285030

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4370 Peachtree Road, NE Atlanta, GA	30319

(Address of principal executive offices)	(Zip code)

(404) 504-9828

(Registrant’s telephone number, including area code)

Item 5.   Other

Effective June 10, 2002, McGladrey & Pullen LLP was retained to audit the financial statements of Gray Communications Systems, Inc. Capital Accumulation Plan (the “Plan”). As previously reported on January 2, 2002, Ernst & Young LLP was dismissed as the Company’s principal certifying accountant. On January 8, 2002, the Company filed a Current Report on Form 8-K with the Securities and Exchange Commission to report the dismissal of Ernst &Young LLP and to report the appointment of PricewaterhouseCoopers LLP as the Company’s principal certifying accountants.

During the fiscal years ended December 31, 2001 and December 31, 2000, and through the date hereof, the Plan did not consult with McGladrey and Pullen LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Plan’s financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Communications Systems, Inc. Capital Accumulation Plan

	By:	/s/ James C. Ryan

James C. Ryan Vice President-Finance and Chief Financial Officer

Date: June 20, 2002

2